Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 30, 2024 relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-284668) of BBB Foods Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-284668) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers, S.C.
Mexico City, Mexico
February 5, 2025